Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The Burlington Northern and Santa Fe Railway Company

In connection with the Quarterly Report of The Burlington Northern and Santa Fe Railway Company (the “Company”) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matthew K. Rose, Chairman, President and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge on the date hereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 26, 2004

/s/ Matthew K. Rose	/s/ Thomas N. Hund
Matthew K. Rose	Thomas N. Hund
Chairman, President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Burlington Northern and Santa Fe Railway Company and will be retained by The Burlington Northern and Santa Fe Railway Company and furnished to the Securities and Exchange Commission or its staff upon request.